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                                                                   EXHIBIT 10.46


                              Stan Lee Media, Inc.
                             15821 Ventura Boulevard
                                    Suite 675
                                Encino, CA 91436

February 2, 2000

KBNHA Enterprises, Inc.
c/o The Firm
9100 Wilshire Blvd.
Suite 400W
Beverly Hills, CA 90212

      RE: BackStreet Boys/Stan Lee Media

Gentlemen:

      The following will set forth the agreement between Stan Lee Media ("SLM") and KBNHA Enterprises, Inc. ("KBNHA ") f/s/o Nicholas Carter, Alexander J. McLean, Howard Dorough, Kevin Richardson and Brian Thomas Littrell, professionally collectively known as "The Backstreet Boys" with respect to that certain property tentatively entitled "The Backstreet Project" which features superhero-type versions of the actual members of the Backstreet Boys (the "Property"):

1. KBNHA has prepared and submitted a written proposal for the Property (herein such proposal being referred to as the "Assigned Material"). SLM shall develop the Property including, without limitation, add or enhance the story lines, scripts, characters, art, etc. (collectively, the "Enhancements"). The Assigned Material together with the Enhancements are referred to as the Property.

2. KBNHA and SLM will share equally, subject to paragraph 9 below, in all rights of every kind and nature in and to the Property including, without limitation, the right to exploit same in all manner and media, as well as all merchandising rights, etc. (the "Rights").

3. The parties mutually shall approve all creative elements of the Property; provided, KBNHA shall designate one person as its approval liaison.
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      a)    SLM shall submit each project (such as an individual Webisode or comic book, defined as a "Project") for KBNHA 's approval in the form of scripts, storyboards or otherwise. KBNHA shall notify SLM of any reasonable, required changes within 10 business days. So long as SLM complies with such requested changes, KBNHA shall be deemed to have approved the particular element.

      b) With respect to the first Project produced by SLM (e.g., the initial Webisode or comic book), if SLM fails or refuses to comply with changes requested by KBNHA within a reasonable period, KBNHA shall have the right to terminate this agreement by written notice, in which event all rights to the Assigned Material shall revert to KBNHA and all rights to the Enhancements will vest with SLM, it being understood that the Enhancements cannot be exploited to the extent same are identified with The Backstreet Boys.

      c) After creation of the first Project, KBNHA shall not have the right to terminate this agreement unless:

            i) SLM ceases without consent to continue to produce new Projects within 30 days after written notice from KBNHA ; or

            ii) SLM produces Webisodes or comic books which shall not have reasonably been approved by KBNHA as set forth in sub-paragraph (a) above.

            iii)  SLM terminates its relationship with Stan Lee.

4. Stan Lee and Nick Carter shall share "created by" credit with respect to the Property and Enhancements; provided, neither shall receive any additional compensation in connection therewith.

5. SLM shall produce an initial twelve (12) "Webisodes" based on the Property, consisting of animated episodes of approximate five (5) minute duration for initial exploitation over the Internet at websites mutually designated by the parties but including in all events any websites owned or operated by SLM and, if SLM and KBNHA can work out a mutually acceptable agreement with Shockwave, via the "Shockwave" website. It is understood that a mutually acceptable deal with Shockwave will include equity in Shockwave. At SLM's discretion, SLM shall have the right initially to produce more or less than 12 Webisodes of more or less than 5 minutes duration, with the intention that the total, initial minutes of production shall approximate one hour. SLM shall have the right, at its sole discretion, to produce additional


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      Webisodes featuring the Property, totalling no more than 120 minutes per year (each such year of production being deemed a "Production Year", with the first such year commencing on execution hereof), for a period of four Production Years from execution hereof. Notwithstanding the foregoing, KBNHA shall have the right upon written notice to SLM no less than 90 days prior to the close of the second Production Year of the term to elect not to proceed with the third and fourth Production Years of the term.

6. KBNHA will use best efforts to provide that a majority of the members of The Backstreet Boys, personally, will participate with Stan Lee in a press conference to launch this agreement and to otherwise cooperate in publicizing the Webisodes. It also is agreed that there shall be a hyperlink at all official Backstreet Boys website(s), including Backstreetboys.com, and the official website for the Backstreet Boys' then-current management company, which is presently The Firm, which will enable visitors to that site to go directly to the pages at which the Webisodes are available for viewing (which pages shall be on a site with the URL "Backstreetproject.com" which shall be hosted by SLM); provided, SLM agrees that such pages may be viewed within the frame of the applicable Backstreet Boys website(s). SLM shall provide KBNHA with database information pertaining to persons who view the Webisodes and KBNHA and The Firm shall provide database information pertaining to visitors to their official websites who view the Webisodes, it being understood that neither party shall have the right to sell or license the other party's database information to third parties, but shall solely have the right to use same for each party's own marketing purposes.

7. SLM shall have the right to license the Property in all other manner and media on such terms as SLM shall determine, but with KBNHA 's consultation and approval in respect of each such license; provided, KBNHA shall not withhold its approval in a manner to frustrate the purposes of this agreement or the ability of SLM to recover its investment in the Webisodes. SLM has been advised that KBNHA has a outstanding merchandising agreement with Winterland which agreement affects merchandising rights in the names and likenesses, and certain other identification related to The Backstreet Boys.

8. SLM shall cause one comic book based on the property to be produced before the release of the first Webisode hereunder, subject to KBNHA 's reasonable approval. SLM shall cause additional comic books featuring the Property to be produced and commercially exploited, in such number as the number and content of the produced Webisodes merits, with the intention that there will be one comic book for each 30 minutes of Webisodes produced.


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9.    All consideration derived from the exploitation of the Property (cash, stock, etc.) shall be collected by SLM and allocated and paid in the following sequence:

      a) First, for SLM to recover any and all reasonable out-of-pocket costs specifically incurred in connection with production and exploitation of the Webisodes, Comic Books and other approved Projects (including reasonable allocations for a portion of any SLM internal costs such as salaries of SLM employees [other than Stan Lee] to the extent that same are rendering specific services on a Project) plus 15% of all costs as a services fee in lieu of any costs not associated with persons rendering specific services on a Project; and

      b)    Second, 35% to SLM and 65% to KBNHA.

      c) KBNHA shall receive detailed breakdowns of all of the costs referred to in (a) above, and shall have the right to review appropriate back-up for any of the allocations addressed therein. It is understood that without KBNHA approval the recoupable costs of a single Webisode will not exceed $69,000 and of the initial creation costs of a single comic book will not exceed $23,000 (not including manufacturing and distribution costs). By way of clarification, once SLM shall have recouped the costs referred to in 9(a) above, as limited by this subparagraph (c), payments under 9(b) above shall become payable on a prospective basis.

10. The term of the agreement shall continue in perpetuity with respect to all produced Webisodes and the Property; provided, SLM shall not license the Webisodes or Property for new exploitation after the date five years after release of the last such Webisode without KBNHA 's reasonable approval.

11. KBNHA will not authorize any other superhero exploitations of the Backstreet Boys during the term. KBNHA shall not otherwise be restricted hereunder.

12. Pursuant to the Stock Option Agreement annexed hereto as an exhibit, so long as KBNHA shall not be in material breach of its obligations hereunder, KBNHA will receive warrants for 300,000 shares of SLM stock at an exercise price of $7.00 per share, which warrants will vest as follows:
      75,000 on execution hereof, 25,000 upon the initial webcast of the first Webisode (but not later than 6 months after execution hereof unless KBNHA shall have failed to approve the first Webisode by such date), 50,000 upon the


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      commencement of the 13th month of the term, 50,000 upon the commencement of the 19th month of the term, and (so long as KBNHA shall not have exercised its option not to proceed with the third Production Year) 50,000 shares on the commencement of the 25th month of the term hereof and a final 50,000 shares on the commencement of the 37th month of the term hereof. The vesting of applicable portions the foregoing shares shall be contingent on KBNHA having approved the production of all required Webisodes during the prior Production Years of the term.

13. SLM will compute Gross Revenues as of each March 31, June 30, September 30 and December 31 for the prior three (3) months. Within ninety (90) days after each calendar quarterly period concerned, SLM will send KBNHA a statement covering Gross Revenues and will pay KBNHA KBNHA 's share of Gross Revenues due.

      a) SLM will maintain accurate books and records which report the recognition of Gross Revenues. KBNHA may, at its own expenses, examine and copy those books and records, as provided in this paragraph. KBNHA may make such an examination for a particular statement within three (3) years after the date when the other party sends the examining party the statement concerned. KBNHA may make those examinations only during SLM's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the SLM office in Los Angeles, California, unless otherwise notified. KBNHA will be required to notify SLM at least ten (10) days before the date of planned examination.

14. Each party agrees to take all action and cooperate as is reasonably necessary, at the other party's request and expense, to protect the other's respective rights, titles, and interests, and further agrees to execute any documents that might be necessary to perfect each party's ownership of such rights, titles, and interests.

15.   WARRANTIES; REPRESENTATIONS; INDEMNITIES:

      a)    KBNHA represents and warrants that:

            i)    it has full power and authority to enter into this Agreement.

            ii) it has sufficient right and authority to grant to SLM all licenses and rights granted by KBNHA hereunder.


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            iii)  the Assigned Material and the use thereof as permitted pursuant to this Agreement shall not violate any law or infringe upon or violate any rights of any Person.

      b)    SLM represents and warrants that:

            i) it is has the full power and authority to enter into and fully perform this Agreement.

            ii) the Enhancements developed or furnished by SLM hereunder and the use thereof shall not violate any law or infringe upon or violate any rights of any Person.

      c) Each party shall at all times indemnify, hold harmless and defend the other party from and against any and all claims, losses, liability, costs and expenses (including but not limited to attorneys' fees) to the extent arising from or relating to any breach or alleged breach of this agreement by the indemnifying party.

16.   GENERAL:

      a) Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, either party may assign this Agreement to any entity controlling, controlled by or under common control with, the assignor, or to any entity that acquires the assignor by purchase of stock or by merger or otherwise, or by obtaining substantially all of the assignor's assets, provided that any such assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement.

      b) This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.


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      c)    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

      d) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, any two parties hereto may waive compliance by the third party with any term or provision of this Agreement that such third party was or is obligated to comply with or perform.

      e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

      f) Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

      g) If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforcability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

      h) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), to the addresses set forth above.

      i) The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.


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      j)    No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

17. ZIFFREN, BRITTENHAM, BRANCA & FISCHER: The parties hereto acknowledge that the Ziffren, Brittenham, Branca & Fischer law firm has, with the prior consent of the parties, represented both Stan Lee Media and certain interests in KBNHA Enterprises, Inc. (together with other unrelated counsel) in connection with the negotiation and documentation of this agreement. Annexed hereto is a copy of a letter agreement affirming such consent which is (or shall prior to the execution hereof) executed by the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

AGREED TO AND ACCEPTED

STAN LEE MEDIA                          KBNHA ENTERPRISES, INC.


By:     /s/ Gill Champion               By:    /s/ Kevin Richardson
        ---------------------------            ---------------------------------
Its:    Vice President-COO              Its:
        ---------------------------            ---------------------------------
DATED:  February    2000                DATED:
        ---------------------------            ---------------------------------

      The undersigned acknowledge that they have read the foregoing agreement, consent to its execution and agree to be bound by the terms thereof as same may affect them. The undersigned further acknowledge that KBNHA Enterprises, Inc. has the right to enter into said agreement and, accordingly, guarantee the performance of KBNHA Enterprises, Inc. of all of its undertakings thereunder. The undersigned agree to look solely to KBNHA Enterprises, Inc. for any compensation payable to them in connection with the foregoing.

/s/ Nicholas Carter                     /s/ Alexander J. McLean
------------------------------          ----------------------------------------
Nicholas Carter                         Alexander J. McLean

/s/ Howard Dorough                      /s/ Kevin Richardson
------------------------------          ----------------------------------------
Howard Dorough                          Kevin Richardson

/s/ Brian Thomas Littrell
------------------------------
Brian Thomas Littrell


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